EXHIBIT 10.28


                          FORBEARANCE AGREEMENT

  Franklin Ophthalmic Instruments Co., Inc.
  1265 Naperville Drive
  Romeoville, Illinois  60446

  Attention:   Mr. Michael J. Carroll
               Mr. Brian M. Carroll
               Mr. James Urban



       Re:Defaults and requests for forbearance under that certain Amended and Restated Loan and Security Agreement dated of
       December 30, 1997, as amended (the "Credit Agreement")

  Gentlemen:

       This Agreement will confirm various recent conversations among representatives of Harris Trust and Savings Bank (the "Bank") and representatives of Franklin Ophthalmic Instruments Co., Inc. (the "Company") and the individuals to whom this letter is addressed (collectively the "Guarantors") regarding the defaults described in the letter dated April 21, 1999 from the Bank's counsel to the Company, the Confirmation of Default dated July 9, 1999 from the Bank to the Company, the Notice of Default dated October 20, 1999 from the Bank to the Company and the Notice of Action on Default dated November 10, 1999 from the Bank to the Company. For convenience, we will refer to these various defaults collectively as the "Existing Defaults". Capitalized terms used herein without definition shall have the same meanings in this Agreement that such terms have in the Credit Agreement

       In response to the Company's severe financial problems, the Company has decided to liquidate and dissolve its business. In recent discussions, the Company has requested that the Bank forbear from exercising its rights and remedies with respect to the Existing Defaults for a limited time to permit the Company the possibility of a more orderly liquidation of its assets. To that end, the Company devised and furnished the Bank a budget (the "Budget") projecting the Company's cash receipts and disbursements during such a liquidation (a copy of which budget is attached to this Agreement as Exhibit A). The Bank has not yet determined what actions to take in response to the Existing Defaults. While the Bank is not willing at this time to waive the Existing Defaults, the Bank is currently willing to accommodate the Company by temporarily forbearing from:

           (i) accelerating the Obligations outstanding under the Credit Agreement, and

          (ii) enforcing its rights, powers and remedies against the Company and the Guarantors under the Credit Agreement, the Security Documents and the other Loan Documents or at law or equity or by statute, including, without limitation, its right to foreclose on the Collateral in each case during the period (which we will refer to as the "Standstill Period") beginning on November 15, 1999 and ending on the earlier of March 31, 2000 (the "Scheduled Standstill Expiration Date") or such other date on which any Standstill Termination occurs.

       This Agreement will confirm the terms, conditions and provisions upon which the Bank is agreeing to so forbear. Bear in mind, however, the Bank is not waiving the Existing Defaults or any other Defaults or Events of Default that may occur. Accordingly, effective upon the satisfaction of the conditions set forth in Section 21 of this Agreement, the Bank agrees to maintain its current credit arrangements with the Company modified as follows:

      1. Forbearance. Unless and until a Standstill Termination occurs, the Bank will not accelerate the Obligations and will not, for the benefit of the Obligations, either enforce any of the liens granted under the Security Documents or exercise any other rights or remedies available to the Bank solely by reason of the Existing Defaults.

       2. No Additional Credit. During the Standstill Period, no new Revolving Credit Loans will be made by the Bank and no new Letters of Credit or LC Guaranties will be issued by the Bank. Any amounts paid or prepaid on the Revolving Credit Note may not be reborrowed. As was the case before, no amounts paid or prepaid on the Term Note may be reborrowed.

       3. Application and Release of Collections. The Company and the Guarantors agree that all proceeds of the Company's inventory, accounts receivable and other assets (collectively, the "Collections") shall be remitted to the Bank (in the same form as received, but with any necessary endorsement) on a daily basis for deposit in a newly created remittance account maintained with, and under the exclusive control of, the Bank. The Collections will be applied by the Bank from time to time in reduction of the Obligations in such order and manner as the Bank shall deem appropriate; provided, however, that during the Standstill Period, unless and until a Standstill Termination occurs, the Bank will release to the Company, Collections received by the Bank in collected funds on and after the time at which the Bank opens for business on November 15, 1999, solely to fund (unless the Bank shall agree in its sole discretion to fund other items) the payment of costs and expenses of the type, in the amount and during the week specified in the Budget (it being understood and agreed that the aggregate amount of Collections so released shall in no event exceed the Collections received by the Bank in collected funds on a cumulative basis on and at any time after the time at which the Bank opens for business on November 15, 1999); further provided, however, that the undertaking of the Bank to release Collections shall in any event cease on January 8, 2000. The Collections to be so released to the Company shall be made available by crediting the same to a newly created disbursement account of the Company maintained with the Bank in Chicago; provided, however, that the Collections released to the Company for income and employment tax withholdings and sales tax liabilities shall be remitted to newly created separate special trust accounts of the Company maintained for such purposes with the Bank in Chicago.

       4. Adherence to Budget. A Standstill Termination shall be deemed to occur if the aggregate gross amount of Collections received by the Bank in collected funds on a cumulative basis on and at any time after the time at which the Bank opens for business on November 15, 1999 (not just the portion thereof applied in reduction of the Obligations) does not equal or exceed for any period commencing on such November 15 date and ending on a date specified below, the amount set forth immediately to the right of such period below:


  During the period commencing on     Cumulative Gross Collections
  November 15, 1999 and ending on:       must equal or exceed:
         ----------------                      --------

         December 6, 1999                      $150,000


         December 20, 1999                     $275,000


         January 3, 2000                       $500,000


      5. Taxes and Insurance. The Company and the Guarantors agree that the Company will remain at all times current during the Standstill Period in the payment of all its taxes and withholdings and that insurance on the Bank's Collateral shall be maintained during the Standstill Period in accord with the requirements of the relevant Loan Documents.

      6.  No  Overdrafts.   The  Company has  previously  overdrawn  its
  account at the  Bank.   The Company  acknowledges that  the Bank  will
  continue its policy of not covering overdrafts.

      7. Liquidation. The Bank's willingness to enter into this Agreement has made in reliance in large part on the Company's representation that it will continue to devote earnest effort to its expressed intention of liquidating its assets with the objective of reducing the Obligations. The Company and Guarantors agree to make every reasonable effort to collect and reduce the assets of the Company to cash in an orderly fashion as promptly as is practicable under the circumstances, but the Company and Guarantors agree that without the prior written consent of the Bank, they will not permit any of the accounts receivable to the Company to be sold at a discount (as opposed to collected) and that there will be no non-cash sale of inventory and no sales of inventory on terms which are more disadvantageous to the Company than the Company's ordinary and customary trade terms.

      8. Costs in Year 2000. The Guarantors will pay out of their own funds, all costs and expenses incurred after January 3, 2000 in connection with the liquidation of the Company's assets.

      9. Inspection. The Company and the Guarantors agree that they will permit representatives of the Bank (including as such, any third party retained by the Bank) from time to time to audit and inspect the books and records of account of the Company and the Collateral, to discuss the affairs of the Company with its officers and employees and to make photocopies or extracts of such books and records.

     10. Information. The Company must keep the Bank reasonably apprised of its effort to sell its assets. The Company must also continue to provide the Bank with whatever information the Bank reasonably requests regarding the condition and prospects, financial or otherwise, of the Company and the Guarantors; and without any such request, the Company will furnish the Bank the following:

           (a) as soon as available, but in any event no later than the second Business Day of each calendar week (commencing November 30, 1999), an aging of the Company's accounts payable and accounts receivable and inventory status report, all in reasonable detail and signed by an officer of the Company reasonably acceptable to the Bank;

           (b) as soon as available, but in any event no later than the second Business Day of each calendar week (commencing November 30, 1999), a comparison in reasonable detail of the Company's actual expenditures during the immediately preceding week against those reflected for such items in the Budget, signed by an officer of the Company reasonably acceptable to the Bank; and

           (c) as soon as available, but in any event no later than the second Business Day of each calendar week (commencing November 30, 1999), a report in reasonable detail of open checks theretofore issued by the Company which to its knowledge have not yet been presented for payment.

  On or prior to the date hereof, the Company shall furnish to the Bank (or shall cause to be furnished to the Bank) updated personal financial statements for each of the Guarantors.

     11. Standstill Termination. As used in this Agreement, "Standstill Termination" shall mean the occurrence of the Scheduled Standstill Expiration Date, or, if earlier, the occurrence of any one or more of the following events: (a) any Default or Event of Default other than (i) the Existing Defaults, (ii) any noncompliance with
  Section 8.1(J), 9.1(J), 9.1(O) or any of the financial covenants set forth in Sections 9.3 of the Credit Agreement or (iii) any failure of the Company prior to the Standstill Period to pay taxes; (b) any failure by the Company or any Guarantor for any reason to comply with any term, condition or provision contained in this Agreement; (c) any representation made, or information submitted, by or on the behalf of the Company or any Guarantor in this Agreement or pursuant to it (including without limitation, any report as to the value of the Company's receivables and inventory) proves to be incorrect or misleading in any material respect when made (whether or not intentional); (d) any repossession, levy or similar process succeeds as against any assets of the Company aggregating in excess of $10,000 in value; (e) the commencement by or against the Company of any bankruptcy, reorganization, arrangement or insolvency proceeding or other proceedings for the relief of debtors; (f) the Company shall overdraft any of its accounts at the Bank (excluding any overdraft to the extent resulting solely from the reversal of funds which the Bank previously had stated to the Company were collected funds in response to a request from the Company for such information); (g) the occurrence of any other event or circumstance which, in the good faith judgment of the Bank, may preclude the Company from winding up its operations in an orderly fashion; or (h) any change shall occur in the condition or prospects, financial or otherwise, of the Company or any Guarantor or in the value or collectibility of any Collateral for the Obligations which the Bank in good faith deems materially adverse to the Company winding up its operations in an orderly fashion or to the Bank's application in reduction of the Obligations of proceeds of its Collateral. The occurrence of any Standstill Termination shall be deemed an Event of Default under the Credit Agreement. Upon the occurrence of a Standstill Termination, the Standstill Period will terminate effective upon the Bank's sending the Company written notice of such termination (it being understood and agreed that notice by facsimile transmission shall be effective for such purposes if sent to the Company and the Company's counsel, Matthew Gensburg of Messrs. Greenberg & Taurig, shall be effective as if such notice were sent directly to the Company). Effectively immediately upon such termination, the Bank is then permitted and entitled, among other things, to accelerate the Obligations and to exercise any other rights and remedies that may be available to the Bank under the Credit Agreement, the Security Documents, the other Loan Documents or applicable law.

     12. Reaffirmation of Guaranty Agreements. Each of the Guarantors must reaffirm his obligations under his December 30, 1997 Continuing Guaranty Agreement in favor of the Bank (the "Personal Guaranty"). As more fully set forth in the Personal Guaranty, the Bank's right of recovery under the Personal Guaranty against the Guarantors (the "Right of Recovery") is limited to the sum of $200,000 plus "Expenses" (as such term is defined in the Guaranty). By its acceptance below, the Bank agrees to reduce the Right of Recovery on the Personal Guaranty as follows:

           (a) If, but only if, before any Standstill Termination (excluding any Standstill Termination consisting of the commencement against the Company of any involuntary bankruptcy proceeding if within 30 days of the date such proceeding is commenced, (i) the relevant bankruptcy court has entered an order lifting the automatic stay so as to permit the continued liquidation of the Company, (ii) Collections can lawfully continue to be applied in reduction of the Obligations as contemplated by this Agreement and (iii) no other Standstill Termination has occurred), the Bank has received and applied in reduction of the Obligations, Collections aggregating more than $500,000, the Right of Recovery shall be reduced by 25% of the lesser of $100,000 or the amount by which such Collections exceed $500,000; and

           (b) If, but only if, before any Standstill Termination (excluding any Standstill Termination consisting of an involuntary bankruptcy proceeding under the circumstances described in clause (a) above), the Bank has received and applied in reduction of the Obligations, Collections aggregating more than $600,000, the Right of Recovery shall be reduced by 50% of the amount by which such Collections exceed $600,000.

  The liability of the Company for the Obligations shall remain unlimited. Time is of the essence in determining whether the Right of Recovery on the Personal Guaranty should be reduced as aforesaid. For purposes of determining the Bank's Right of Recovery, all references to Collections in this Section shall refer to Collections applied to the Obligations subsequent to the time at which the Bank opens for business on November 15, 1999 and shall in any event exclude any such Collections subsequently recovered from the Bank. In the event that any items at any time applied to the Obligations are returned or otherwise do not collect, the loan balance and Right of Recovery shall be correspondingly adjusted.

     14. Expenses. All costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including the fees and expenses of the Bank's counsel and all account and lockbox and related service charges and fees, shall constitute part of the Obligations secured by the Collateral.

     15. Accounts. Each account at the Bank to which Collections are remitted to the Bank or in which Collections are held at the Bank or into which Collections are released to the Company (other than the special trust accounts referenced in paragraph numbered 3 above) are in each case subject to a lien in favor of the Bank to secure the Obligations (the Company hereby granting the Bank a lien on each such account to the extent it is not already have one).

     16. Stipulation to Entry of Replevin Order. The Company hereby agrees that from and after a Standstill Termination as defined above, and in the event an action is filed by the Bank to, among other things, replevy collateral standing as security for repayment of the Obligations, the Company will execute a stipulation to entry of an order of replevin, without bond, to allow the Bank to fully and freely take possession of any and all such collateral.

     17. Consent to Order for Relief from Stay. In the event bankruptcy proceedings are commenced by or against the Company, the Company hereby agrees that it will consent to any action by the Bank to seek relief from the automatic stay so as to permit the Bank's foreclosure or other realization on the Collateral.

     18. No Waiver and Reservation of Rights. As stated above, the Bank is not waiving the Existing Defaults, but is simply agreeing to forbear from exercising its rights with respect to the Existing Defaults to the extent expressly set forth in this Agreement. The Bank is not obligated in any way to continue beyond the Standstill Period to forbear from enforcing its rights or remedies, and the Bank is entitled to act on the Existing Defaults after the occurrence of a Standstill Termination as if such Existing Defaults had just occurred and the Standstill Period had never existed. The Bank makes no representations as to what actions, if any, the Bank will take after the Standstill Period or upon the occurrence of any Standstill Termination, a Default or an Event of Default, and the Bank must and does hereby specifically reserve any and all rights and remedies the Bank has (after giving effect hereto) with respect to the Existing Defaults and each other Default or Event of Default that may occur.

       19. Acknowledgments. The Bank's agreements in this Agreement are based in part on the understanding that the Company and Guarantors are obligated under the Loan Documents. Accordingly, the Company acknowledges and agrees that as of the opening of the Bank for business on November 15, 1999, (a) the unpaid principal amount of the Revolving Credit Note is $2,036,448.55 (b) the unpaid principal amount of the Term Note is $210,500, and (c) such principal (plus accrued and unpaid interest thereon) is absolutely and unconditionally due and owing from the Company and the Company has no defense, offset or counterclaim to payment of any Obligations.

     20. RELEASE. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE BANK IN THIS AGREEMENT, THE COMPANY AND EACH GUARANTOR HEREBY RELEASES THE BANK, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE "RELEASED PARTIES") OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE COMPANY OR ANY GUARANTOR HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS, AND THE COMPANY AND EACH GUARANTOR FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THEY DO NOT HAVE ANY COUNTERCLAIM, SET-OFF OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY WAIVES.

       21. Loan Documents Remain Effective. Except as expressly set forth in this Agreement, the Credit Agreement, the Notes, the Security Documents and the other Loan Documents remain unchanged and in full force and effect. Without limiting the foregoing, the Bank expects and requires that the Company comply with all of the terms, conditions and provisions of the Loan Documents, as amended hereby, except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement and the Loan Documents, as amended hereby, are intended by the Bank as a final expression of its agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.

       22. Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       23. Effectiveness. This Agreement will not take effect unless before 5:00 p.m. (Chicago time) on the November 29, 1999 (i) the Company accepts this Agreement in the space provided below for that purpose and returns to us a counterpart of this Agreement which has been so accepted, (ii) the Company delivers to us the updated personal financial statements of the Guarantors required by Section 9 hereof and (iii) the Guarantors accept this Agreement in the space provided for that purpose below.

  Dated as of November 24, 1999.


                                  HARRIS TRUST AND SAVINGS BANK

                                  By  /s/ Kimberley McMahon
                                      Its Vice President

       Accepted and agreed to.
                                  FRANKLIN OPHTHALMIC INSTRUMENTS CO.,
                                    INC.

                                  By  /s/ Michael J. Carroll
                                      Its President and Chief Executive
                                      Officer

       The undersigned each hereby joins in the above and foregoing Agreement and unconditionally reaffirms, jointly and severally, all of his obligations under the Personal Guaranty (as modified by the above Agreement), and each jointly and severally and unconditionally guarantees repayment of the Obligations in accordance with the terms and conditions of the Personal Guaranty (as so modified). Each of the undersigned also hereby represents, warrants and acknowledges that the Personal Guaranty is valid and there are no defenses, setoffs, claims or counterclaims which could be asserted against the Bank arising from or in connection with the Personal Guaranty or the Obligations.

       Each of the undersigned acknowledges that he has executed and delivered the above Agreement after due consideration of its consequences and after consultation with counsel and such other advisors as he deems appropriate under the circumstances.

                                       /s/ Michael J. Carroll
                                       Michael J. Carroll

                                       /s/ Brian M. Carroll
                                       Brian M. Carroll

                                       /s/ James J.Urban
                                       James J. Urban